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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                QUARTERS                          SIX MONTHS
PERIODS ENDED JUNE 30                                    1998              1997              1998             1997
------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:

Net Income.................................   $     1,010,000   $       622,000   $     1,528,000  $       924,000
                                              ===============   ===============   ===============  ===============

Weighted Average Shares Outstanding........        19,683,600        19,673,600        19,683,600       19,669,489
                                              ===============   ===============   ===============  ===============

Basic Earnings Per Share...................            $  .05            $  .03            $  .08           $  .05
                                                       ======            ======            ======           ======

DILUTED EARNINGS PER SHARE:

Net Income.................................   $     1,010,000   $       622,000   $     1,528,000  $       924,000
                                              ===============   ===============   ===============  ===============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding......        19,683,600        19,673,600        19,683,600       19,669,489
  Dilutive shares..........................           595,932            12,677           533,934           21,672
                                              ---------------   ---------------   ---------------  ---------------
                                                   20,279,532        19,686,277        20,217,534       19,691,161
                                              ===============   ===============   ===============  ===============

Diluted Earnings Per Share.................            $  .05            $  .03            $  .08           $  .05
                                                       ======            ======            ======           ======

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